UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015

FV PHARMA INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-187669	68-0682594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 – 29 Gervais Drive

Toronto, Ontario, Canada M3C 1Y9

(Address of principal executive offices)

(416) 444-4427

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 18, 2015, FV Pharma International Corp. (the “Company”) filed two quarterly reports on Form 10-Q for the periods ended July 31, 2014 and October 31, 2014 (the “Quarterly Reports”) with the Securities and Exchange Commission (the “SEC”). These filings were completed without the consent of the Company’s independent registered public accounting firm, Cutler & Co., LLC (the “Auditors”), as the Company did not request the Auditors to undertake a review of the interim financial statements included in the Quarterly Reports using professional standards and procedures conducted for such reviews as established by generally accepted auditing standards. The Company’s sole officer and director and the Auditors have therefore determined that the financial statements included in the Quarterly Reports should not be relied upon.

The Auditors notified the Company on February 24, 2015 that action should be taken to prevent future reliance on the interim financial statements included in the Quarterly Reports and requested that the Quarterly Reports be amended; the Company is currently planning to do so with proper authorization from the Auditors.

The Company has provided the Auditors with a copy of this Form 8-K and has requested that the Auditors furnish the Company with a letter addressed to the SEC stating whether the Auditors agree with statements contained herein and, if not, stating the respects in which they do not agree. A copy of this letter is included as Exhibit 16.1 hereto.

Exhibit Number	Exhibit Description
16.1	Letter from Cutler & Co., LLC dated February 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2015	FV Pharma International Corp.

	By:	/s/ Shaikh M. Shami
Shaikh M. Shami
President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, Director